Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Research Corporation:

We consent to the incorporation by reference in the registration statements (File Nos. 333-52135, 333-52143, 333-120530, 333-137763, 333-137769 and 333-173097) on Forms S-8 and (File Nos. 333-120529 and 333-183660) on Forms S-3 of National Research Corporation of our reports dated March 1, 2013, with respect to the consolidated balance sheets of National Research Corporation and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of National Research Corporation.

/s/ KPMG LLP

Lincoln, Nebraska
March 1, 2013